EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the use of our report dated December 16, 2004, with respect to the financial statements of Mobile Reach International, Inc. included in the Annual Report on Form 10-KSB of Mobile Reach International, Inc. dated December 16, 2004 filed with the Securities and Exchange Commission.

/s/ Scharf Pera & Co., PLLC

Charlotte, North Carolina
December 16, 2004